Exhibit 99.1

FOR IMMEDIATE RELEASE

TECO ENERGY REPORTS FIRST-QUARTER RESULTS

Company maintains 2013 earnings-per-share guidance from continuing operations in a range between $0.90 and $1.00

TAMPA, Fla. (April 30, 2013) — TECO Energy, Inc. (NYSE:TE) today reported first-quarter 2013 net income of $41.5 million, or $0.19 per share, compared with $50.5 million, or $0.24 per share, in the first quarter of 2012. Net income from continuing operations was $41.2 million, or $0.19 per share, in the 2013 first quarter, compared with $44.6 million, or $0.21 per share, for the same period in 2012. The 2013 first-quarter net income of $0.3 million reported in discontinued operations was related to the TECO Guatemala sale transaction.

TECO Energy President and Chief Executive Officer John Ramil said, “We are off to a good start for 2013, and our results this quarter position us well for the remainder of the year despite another mild winter in Florida. The utilities are benefitting from continued improvements in the state and local economies, and TECO Coal is operating profitably even in a weak market, with a strong focus on margins and cost control.”

Ramil went on to say, “Tampa Electric has filed its full base rate increase request with the Florida Public Service Commission, and we look forward to working with the commission, its staff and the intervenors to reach a constructive outcome.”

Segment Reporting

The table below includes TECO Energy segment information on a GAAP basis, which includes all charges and gains for the periods shown.

Segment Information	3 months ended Mar. 31		12 months ended Mar. 31
(millions)
Net Income Summary	2013	2012	2013	2012
Tampa Electric	$31.8	$31.4	$193.5	$202.5
Peoples Gas System	13.8	11.0	36.9	28.9
TECO Coal	3.0	9.8	43.4	53.2
Parent & other	(7.4)	(7.6)	(31.1)	(34.6)

Net income from continuing operations	41.2	44.6	242.7	250.0
Discontinued operations	0.3	5.9	(39.0)	21.4

Total net income attributable to TECO Energy	$41.5	$50.5	$203.7	$271.4

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All amounts included in the operating company discussions below are after tax, unless otherwise noted.

Tampa Electric

Tampa Electric’s net income for the first quarter of 2013 was $31.8 million, compared with $31.4 million for the same period in 2012. Results for the quarter reflected a 1.4% higher average number of customers, lower base revenues due to milder weather than in 2012, lower interest expense, and higher depreciation and operations and maintenance expenses. First-quarter net income in 2013 included $1.1 million of Allowance for Funds Used During Construction (AFUDC) equity, which represents allowed equity cost capitalized to construction costs, compared with $0.4 million in the 2012 quarter.

Total degree days in Tampa Electric’s service area in the first quarter of 2013 were 9% below normal, and 16% below the same period in 2012, resulting in pretax base revenue approximately $4.0 million lower than in 2012. Total net energy for load, which is a calendar measurement of retail energy sales rather than a billing-cycle measurement, decreased 3.7% in the first quarter of 2013, compared with the same period in 2012. The quarterly energy sales shown on the statistical summary that accompanies this earnings release reflect the energy sales based on the timing of billing cycles, which can vary period to period. While residential sales in 2013 were similar to 2012 levels, sales to commercial customers decreased in the first quarter of 2013 due to cooler-than-normal weather in March. Commercial customers are more sensitive to air conditioning load, which was higher in the first quarter of 2012 than in the 2013 period. Sales for resale decreased due to the expiration of several wholesale contracts.

Operations and maintenance expense, excluding all Florida Public Service Commission (FPSC)-approved cost-recovery clauses, increased $2.1 million in the 2013 quarter, reflecting primarily higher pension and other employee benefit expenses, partially offset by lower costs due to the timing of generating unit outage expenditures. Depreciation and amortization expense increased $1.0 million in 2013 due to additions to facilities to serve customers, partially offset by a $1.0 million adjustment to depreciation expense related to combustion turbine repairs. Interest expense decreased $4.0 million due to lower long-term debt interest rates and balances and a lower interest rate on customer deposits.

Peoples Gas

Peoples Gas System reported net income of $13.8 million for the quarter, compared with $11.0 million in 2012. First-quarter results in 2013 reflected customer growth of 1.3% and higher therm sales to all retail customer classes. Therms sold to commercial and interruptible industrial customers increased due to improving economic conditions. Non-fuel operations and maintenance expense decreased $0.8 million compared to the 2012 period, primarily due to higher-than-normal self-insurance expenses in 2012. Interest expense decreased slightly due to lower long-term debt interest rates and a lower interest rate on customer deposits.

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TECO Coal

TECO Coal reported first-quarter net income of $3.0 million on sales of 1.3 million tons, compared with $9.8 million on sales of 1.4 million tons in the same period in 2012. In 2013, first-quarter results reflect an average net per-ton selling price, excluding transportation allowances, of almost $90 per ton, which included higher priced carry-over tons from 2012, compared to an average selling price of almost $96 per ton in 2012. In the first quarter of 2013, the all-in total per-ton cost of sales was almost $88, which is higher than full-year guidance. The cost of sales in January and February included some higher-cost tons from December inventory that included costs associated with personnel reductions and with idling certain mining operations. The cost of sales in March was in line with full year 2013 cost guidance. Due to the effects of tax percentage depletion, TECO Coal’s effective income tax rate in the first quarter of 2013 was essentially zero, compared with 24% in the 2012 period.

Parent & other

The cost for Parent & other in continuing operations in the first quarter of 2013 was $7.4 million, compared with a cost of $7.6 million in the same period in 2012. The cost for the 2013 quarter included slightly lower interest expense due to the repayment of $8.8 million of parent debt in 2012 and certain favorable tax adjustments recorded at Parent.

The total cost for Parent & other for the first quarter of 2013 was $7.1 million, compared with $8.3 million for the 2012 period. Total cost for the 2013 first quarter reflected a $0.3 million benefit at Parent related to the sale of TECO Guatemala in 2012, which were recorded as discontinued operations.

2013 Guidance

TECO Energy is maintaining its earnings-per-share guidance for 2013 in a range between $0.90 and $1.00. TECO Energy expects earnings in 2013 to be driven by the factors discussed below.

At Tampa Electric, full-year customer growth of 1.2% is anticipated in 2013, but total retail energy sales growth is expected to be lower than customer growth due to lower average customer usage. Sales to the lower margin industrial-phosphate customers are expected to be lower in 2013 due to increased self-generation following outages of customers’ generating equipment that increased sales to these customers in 2012. Operations and maintenance expenses are expected to increase in 2013 due to increased expenses to operate the system and reliably serve customers and higher employee-related expenses. Pension expense is expected to increase driven by discount rate assumptions in the current low-interest rate environment. In 2013, Tampa Electric expects its full-year thirteen-month average return on equity (ROE) to be less than 9%.

Peoples Gas expects to continue to earn above the middle of its allowed ROE range of 9.75% to 11.75% from moderate customer growth, which is expected to continue in 2013 in line with the trends experienced in 2012, and continued focus on cost management. It also expects to benefit from continued interest from customers utilizing petroleum and other fuel sources to convert to natural gas due to the attractive economics.

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TECO Coal now has almost 95% of its expected sales of between 5.2 million and 5.7 million tons contracted for 2013. The product mix is expected to be about 50% specialty coals, which include stoker, metallurgical and PCI coals, and the remainder utility steam coal. The average selling price across all products is expected to be more than $86 per ton. All of the 2.7 million tons of steam coal sales planned for 2013 are committed and priced. The all-in total cost of production is still expected to be in a range between $81 and $85 per ton, due to actions taken in 2012 to reduce mining costs and lower royalty payments and severance taxes, which are a function of selling price. Because of the zero effective tax rate in the first quarter, TECO Coal’s full-year 2013 effective income tax rate is expected to be less than the previously forecast 25%.

Webcast

As previously announced, TECO Energy will host a webcast with the investment community to discuss its first-quarter results and 2013 outlook at 5:00 pm Eastern time, Tuesday, April 30, 2013. The webcast will be accessible through the link on TECO Energy’s website: www.tecoenergy.com. The webcast and accompanying slides will be available for replay for 30 days through the website, beginning approximately two hours after the conclusion of the live event.

TECO Energy, Inc. (NYSE: TE) is an energy-related holding company. Its principal subsidiary, Tampa Electric Company, is a regulated utility in Florida with both electric and gas divisions (Tampa Electric and Peoples Gas System). Its other major subsidiary, TECO Coal, owns and operates coal production facilities in Kentucky and Virginia.

Note: This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results may differ materially from those forecasted. The forecasted results are based on the company’s current expectations and assumptions, and the company does not undertake to update that information or any other information contained in this press release, except as may be required by law. Factors that could impact actual results include: regulatory actions by federal, state or local authorities; unexpected capital needs or unanticipated reductions in cash flow that affect liquidity; the ability to access the capital and credit markets when required; general economic conditions affecting energy sales at the utility companies; economic conditions, both national and international, affecting the Florida economy and demand for TECO Coal’s production; costs for alternative fuels used for power generation affecting demand for TECO Coal’s thermal coal production; weather variations and changes in customer energy usage patterns affecting sales and operating costs at Tampa Electric and Peoples Gas and the effect of extreme weather conditions or hurricanes; general operating conditions; input commodity prices affecting cost at all of the operating companies; operating cost and environmental or safety regulations affecting the production levels and margins at TECO Coal; fuel cost recoveries and related cash at the utilities; natural gas demand at Peoples Gas; and the ability of TECO Energy’s subsidiaries to operate equipment without undue accidents, breakdowns or failures. Additional information is contained under “Risk Factors” in TECO Energy, Inc.‘s Annual Report on Form 10-K for the period ended Dec. 31, 2012.

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Summary Information (as of Mar. 31, 2013)

	Three Months Ended		Twelve Months Ended
(millions except per share amounts)	2013	2012	2013	2012
Revenues	$661.1	$697.1	$2,960.6	$3,144.5

Net income from continuing operations	$41.2	$44.6	$242.7	$250.0
Net income from discontinued operations attributable to TECO Energy	0.3	5.9	(39.0)	21.4

Net income attributable to TECO Energy	$41.5	$50.5	$203.7	$271.4

Earnings per share from continuing operations – basic	$0.19	$0.21	$1.12	$1.16
Earnings per share from discontinued operations attributable to TECO Energy – basic	—	0.03	(0.18)	0.10

Total earnings per share attributable to TECO Energy – basic	$0.19	$0.24	$0.94	$1.26

Total earnings per share – diluted	$0.19	$0.23	$0.94	$1.26
Average common shares outstanding – basic	214.6	213.9	214.5	213.8
Average common shares outstanding – diluted	215.6	215.3	215.4	215.1

Contact:	News Media: Cherie Jacobs – (813) 228-4945

Investor Relations: Mark Kane – (813) 228-1772

Internet: http://www.tecoenergy.com

MARCH 2013

Figures appearing in these statements are presented as general information and not in connection with any sale or offer to sell or solicitation of an offer to buy any securities, nor are they intended as a representation by the company of the value of its securities. All figures reported are subject to adjustments as the annual audit by independent accountants may determine to be necessary and to the explanatory notes affecting income and balance sheet accounts contained in the company’s Annual Report on Form 10-K. Reference should also be made to information contained in that and other reports filed by TECO Energy, Inc. and Tampa Electric Company with the Securities and Exchange Commission.

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended		Twelve Months Ended
	Mar. 31,		Mar. 31,
(millions except share data)	2013	2012	2013	2012
Revenues
Regulated electric and gas	$539.1	$556.4	$2,360.1	$2,439.1
Unregulated	122.0	140.7	600.5	705.4

Total revenues	661.1	697.1	2,960.6	3,144.5

Expenses
Regulated operations & maintenance
Fuel	140.0	157.5	677.2	744.1
Purchased power	14.6	28.2	91.7	127.0
Cost of natural gas sold	49.5	41.6	163.7	170.0
Other	120.8	112.2	471.1	439.2
Operation & maintenance other expense
Mining related costs	95.5	103.9	452.7	537.5
Other	1.3	1.7	7.4	7.4
Depreciation and amortization	82.0	81.2	331.4	320.4
Taxes, other than income	53.3	56.0	219.6	221.6

Total expenses	557.0	582.3	2,414.8	2,567.2

Income from operations	104.1	114.8	545.8	577.3

Other income (expense)
Allowance for other funds used during construction	1.1	0.4	3.3	1.2
Other income	1.6	1.8	9.3	7.7
Loss on debt extinguishment	0.0	0.0	(1.3)	0.0

Total other income	2.7	2.2	11.3	8.9

Interest charges
Interest expense	43.0	48.5	179.5	195.7
Allowance for borrowed funds used during construction	(0.6)	(0.2)	(1.9)	(0.7)

Total interest charges	42.4	48.3	177.6	195.0

Income before provision for income taxes	64.4	68.7	379.5	391.2
Provision for income taxes	23.2	24.1	136.8	141.2

Income from continuing operations	41.2	44.6	242.7	250.0
Discontinued operations
Income (loss) from discontinued operations	0.4	8.4	(18.7)	32.6
Provision for income taxes	0.1	2.4	20.1	10.9

Total discontinued operations, net	0.3	6.0	(38.8)	21.7
Less: Income from discontinued operations attributable to noncontrolling interest	0.0	0.1	0.2	0.3

Income from discontinued operations attributable to TECO Energy, net	0.3	5.9	(39.0)	21.4

Net income attributable to TECO Energy	$41.5	$50.5	$203.7	$271.4

Average common shares outstanding—basic (millions)	214.6	213.9	214.5	213.8
Average common shares outstanding—diluted (millions)	215.6	215.3	215.4	215.1

Earnings per average common share outstanding:
Earnings per share from continuing operations — basic	$0.19	$0.21	$1.12	$1.16
Earnings per share from continuing operations — diluted	$0.19	$0.20	$1.12	$1.16

Earnings per share from discontinued operations — basic	$0.00	$0.03	($0.18)	$0.10
Earnings per share from discontinued operations — diluted	$0.00	$0.03	($0.18)	$0.10

Earnings per share attributable to TECO Energy — basic	$0.19	$0.24	$0.94	$1.26
Earnings per share attributable to TECO Energy — diluted	$0.19	$0.23	$0.94	$1.26

TECO ENERGY, Inc.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

(millions)	Mar. 31, 2013	Dec. 31, 2012
Assets
Current assets
Cash and cash equivalents	$212.9	$200.5
Receivables	269.7	282.7
Inventories at average cost
Fuel	146.1	123.6
Materials and supplies	81.0	82.1
Derivative assets	11.8	0.0
Income tax receivables	0.0	0.4
Deferred income taxes	65.7	63.3
Prepayments and other current assets	33.3	33.9
Regulatory assets	52.7	70.3
Total current assets	873.2	856.8

Property, plant and equipment
Utility plant in service
Electric	6,694.0	6,655.8
Gas	1,260.5	1,228.3
Construction work in progress	333.4	336.1
Other property	443.9	443.8

Property plant and equipment at original cost	8,731.8	8,664.0
Accumulated depreciation	(2,754.5)	(2,695.5)

Total property, plant and equipment, net	5,977.3	5,968.5

Other assets
Regulatory assets	377.4	382.6
Derivative assets	1.0	0.2
Deferred charges and other assets	124.9	126.8
Total other assets	503.3	509.6

Total assets	$7,353.8	$7,334.9

Liabilities and capital
Current liabilities
Accounts payable	$207.8	$232.8
Other current liabilities	20.0	19.9
Customer deposits	163.9	162.9
Derivative liabilities	0.9	14.6
Interest accrued	55.3	33.2
Taxes accrued	48.3	32.1
Regulatory liabilities	118.3	105.6

Total current liabilities	614.5	601.1

Other liabilities
Deferred income taxes	304.8	277.9
Investment tax credits	9.6	9.7
Regulatory liabilities	622.5	631.4
Derivative liabilities	0.3	0.6
Deferred credits and other liabilities	535.9	549.7
Long-term debt, less amount due within one year
Recourse	2,972.7	2,972.7

Total other liabilities	4,445.8	4,442.0

Total liabilities	5,060.3	5,043.1
Capital
Common equity	217.5	216.6
Additional paid in capital	1,570.4	1,564.5
Retained earnings	535.5	541.7
Accumulated other comprehensive (loss)	(29.9)	(31.0)

Total capital	2,293.5	2,291.8

Total liabilities and capital	$7,353.8	$7,334.9

Book Value Per Share	$10.54	$10.58

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended		Twelve Months Ended
	Mar. 31,		Mar. 31,
(millions)	2013	2012	2013	2012
Cash flows from operating activities
Net income attributable to TECO Energy	$41.5	$50.5	$203.7	$271.4
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	82.0	83.0	336.6	327.8
Deferred income taxes	23.4	24.8	135.4	143.6
Investment tax credits	(0.1)	0.0	(0.3)	(0.4)
Allowance for other funds used during construction	(1.1)	(0.4)	(3.3)	(1.2)
Non-cash stock compensation	3.6	2.5	13.1	9.6
Loss (gain) on sales of business / assets, pretax	(0.2)	0.0	18.3	(0.4)
Deferred recovery clause	4.5	(20.5)	17.2	(56.5)
Asset impairment, pretax	0.0	0.0	16.1	0.0
Receivables, less allowance for uncollectibles	13.0	49.3	1.3	19.0
Inventories	(21.4)	(9.5)	(14.3)	10.0
Prepayments and other current assets	0.6	2.2	(3.5)	(2.5)
Taxes accrued	15.8	13.9	14.0	(1.4)
Interest accrued	22.1	20.6	(4.4)	(1.0)
Accounts payable	(25.0)	1.7	(27.9)	10.2
Other	(0.8)	5.8	(11.4)	20.1

	157.9	223.9	690.6	748.3

Cash flows from investing activities
Capital expenditures	(103.0)	(117.4)	(490.7)	(478.6)
Allowance for other funds used during construction	1.1	0.4	3.3	1.1
Net proceeds from sale of business / assets	0.3	0.0	194.7	0.8
Restricted cash	0.0	0.0	8.9	0.0

	(101.6)	(117.0)	(283.8)	(476.7)

Cash flows from financing activities
Dividends	(47.8)	(47.5)	(190.7)	(186.6)
Proceeds from sale of common stock	3.9	0.3	7.6	5.5
Proceeds from long-term debt	0.0	0.0	538.1	0.0
Repayment of long-term debt / Purchase in lieu of redemption	0.0	(88.7)	(561.7)	(164.4)
Dividend to noncontrolling interest	0.0	0.0	(0.3)	(0.6)
Net increase (decrease) in short-term debt	0.0	44.0	(44.0)	44.0
Restricted cash	0.0	0.0	(1.9)	0.0

	(43.9)	(91.9)	(252.9)	(302.1)

Net increase (decrease) in cash and cash equivalents	12.4	15.0	153.9	(30.5)
Cash and cash equivalents at beginning of period	200.5	44.0	59.0	89.5

Cash and cash equivalents at end of period	$212.9	$59.0	$212.9	$59.0

TECO ENERGY, Inc.

SEGMENT INFORMATION (Unaudited)

(millions)	Tampa Electric	Peoples Gas	TECO Coal	TECO Guatemala	Other & Eliminations	TECO Energy
Three months ended Mar. 31,
2013 Revenues - outsiders	$417.8	$121.9	$117.9	$—	$3.5	$661.1
Sales to affiliates	0.2	—	—	—	(0.2)	—

Total revenues	418.0	121.9	117.9	—	3.3	661.1
Depreciation and amortization	59.0	13.0	9.7	—	0.3	82.0
Total interest charges (2)	23.4	3.4	1.7	—	13.9	42.4
Allocated interest expense (2)	—	—	1.6	—	(1.6)	—
Provision (Benefit) for income taxes	19.8	8.7	(0.1)	—	(5.2)	23.2
Income from continuing operations	31.8	13.8	3.0	—	(7.4)	41.2
Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	—	0.3	0.3
Net income (loss) attributable to TECO Energy (1)	$31.8	$13.8	$3.0	$—	$(7.1)	$41.5

2012 Revenues - outsiders	$446.3	$110.0	$138.4	$—	$2.4	$697.1
Sales to affiliates	0.3	0.2	-	—	(0.5)	—

Total revenues	446.6	110.2	138.4	—	1.9	697.1
Depreciation and amortization	57.4	12.6	10.8	—	0.4	81.2
Total interest charges (2)	30.0	4.4	1.8	—	12.1	48.3
Allocated interest expense (2)	—	—	1.7	—	(1.7)	—
Provision (Benefit) for income taxes	18.9	6.9	3.1	—	(4.8)	24.1
Income from continuing operations	31.4	11.0	9.8	—	(7.6)	44.6
Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	6.6	(0.7)	5.9
Net income (loss) attributable to TECO Energy (1)	$31.4	$11.0	$9.8	$6.6	$(8.3)	$50.5

Twelve months ended Mar. 31,
2013 Revenues - outsiders	$1,952.2	$408.5	$588.4	$—	$11.5	$2,960.6
Sales to affiliates	0.5	2.1	—	—	(2.6)	—

Total revenues	1,952.7	410.6	588.4	—	8.9	2,960.6
Depreciation and amortization	239.2	51.0	39.9	—	1.3	331.4
Total interest charges (2)	103.2	15.0	7.0	—	52.4	177.6
Allocated interest expense (2)	—	—	6.7	—	(6.7)	—
Provision (Benefit) for income taxes	121.1	23.3	12.5	—	(20.1)	136.8
Income from continuing operations	193.5	36.9	43.4	—	(31.1)	242.7
Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	(35.9)	(3.1)	(39.0)
Net income (loss) attributable to TECO Energy (1)	$193.5	$36.9	$43.4	$(35.9)	$(34.2)	$203.7

2012 Revenues - outsiders	$2,032.8	$406.3	$697.7	$—	$7.7	$3,144.5
Sales to affiliates	1.2	1.4	—	—	(2.6)	—

Total revenues	2,034.0	407.7	697.7	—	5.1	3,144.5
Depreciation and amortization	224.6	49.2	45.2	—	1.4	320.4
Total interest charges (2)	120.9	17.7	7.0	—	49.4	195.0
Allocated interest expense (2)	—	—	6.8	—	(6.8)	—
Provision (Benefit) for income taxes	123.6	18.3	17.0	—	(17.7)	141.2
Income from continuing operations	202.5	28.9	53.2	—	(34.6)	250.0
Discontinued operations attributable to TECO Energy, net of tax (3)	—	—	—	22.6	(1.2)	21.4
Net income (loss) attributable to TECO Energy (1)	$202.5	$28.9	$53.2	$22.6	$(35.8)	$271.4

(1)	Results are based on GAAP net income. For a complete reconciliation between GAAP and non-GAAP items, see Results Reconciliation in Earnings Release.
(2)	Segment net income is reported on a basis that includes internally allocated financing costs. Internally allocated costs were at pretax rates of 6.00% for January 2012 through March 2013 and 6.25% for April 2011 through December 2011.
(3)	All periods have been adjusted to reflect the reclassification of results from operations to discontinued operations for TECO Guatemala and certain charges at Parent that directly relate to TECO Guatemala.

TAMPA ELECTRIC COMPANY

ELECTRIC OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Sales — Kilowatt-hours*
Three Months Ended Mar. 31,	2013	2012	Percent Change	2013	2012	Percent Change
Residential	$189,623	$197,298	(3.9)	1,725,254	1,725,085	0.0
Commercial	130,656	139,859	(6.6)	1,353,249	1,393,856	(2.9)
Industrial — Phosphate	17,801	18,432	(3.4)	222,029	222,724	(0.3)
Industrial — Other	23,330	24,073	(3.1)	262,886	258,310	1.8
Other sales of electricity	41,364	42,648	(3.0)	420,548	416,155	1.1

	402,774	422,310	(4.6)	3,983,966	4,016,130	(0.8)
Deferred and other revenues	(2,832)	7,502	(137.7)	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	1,337	3,127	(57.2)	40,783	64,736	(37.0)
Other operating revenue	16,708	13,666	22.3	—	—	—
SO2 Allowance Sales	—	—	—	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$417,987	$446,605	(6.4)	4,024,749	4,080,866	(1.4)

Average customers	690,184	680,753	1.4	—	—	—

Retail Net Energy For Load				4,088,024	4,243,598	(3.7)

Total Degree Days				533	636	(16.2)

	Operating Revenues*			Sales — Kilowatt-hours*
Twelve Months Ended Mar. 31,			Percent			Percent
	2013	2012	Change	2013	2012	Change
Residential	$951,280	$966,762	(1.6)	8,395,335	8,469,217	(0.9)
Commercial	603,080	613,682	(1.7)	6,144,405	6,209,236	(1.0)
Industrial — Phosphate	75,054	64,846	15.7	912,376	769,623	18.5
Industrial — Other	100,465	100,071	0.4	1,092,943	1,079,416	1.3
Other sales of electricity	182,770	184,784	(1.1)	1,831,357	1,831,233	0.0

	1,912,649	1,930,145	(0.9)	18,376,416	18,358,725	0.1
Deferred and other revenues	(36,974)	31,040	(219.1)	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	14,420	18,534	(22.2)	243,108	312,614	(22.2)
Other operating revenue	62,666	54,248	15.5	—	—	—
SO2 Allowance Sales	1	4	(75.0)	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$1,952,762	$2,033,971	(4.0)	18,619,524	18,671,339	(0.3)

Average customers	686,593	677,449	1.3	—	—	—

Retail Net Energy For Load				19,098,978	19,346,732	(1.3)

Total Degree Days				4,087	4,355	(6.2)

*	in thousands

PEOPLES GAS SYSTEM

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Therms*
Three Months Ended Mar. 31,	2013	2012	Percent Change	2013	2012	Percent Change
By Customer Segment:
Residential	$42,261	$40,662	3.9	29,510	27,045	9.1
Commercial	39,243	38,620	1.6	124,783	118,355	5.4
Industrial	3,601	2,376	51.6	71,255	55,665	28.0
Off System Sales	18,295	13,201	38.6	50,469	43,995	14.7
Power generation	3,059	3,405	(10.2)	204,989	208,585	(1.7)
Other revenues	12,450	10,040	24.0	—	—	—

	$118,909	$108,304	9.8	481,006	453,645	6.0

By Sales Type:
System supply	$74,068	$68,566	8.0	89,900	82,727	8.7
Transportation	32,391	29,698	9.1	391,106	370,918	5.4
Other revenues	12,450	10,040	24.0	—	—	—

	$118,909	$108,304	9.8	481,006	453,645	6.0

Average customers	346,446	342,036	1.3	—	—	—

	Operating Revenues*			Therms*
Twelve Months Ended Mar. 31,	2013	2012	Percent Change	2013	2012	Percent Change
By Customer Segment:
Residential	$126,954	$125,412	1.2	73,277	68,051	7.7
Commercial	134,769	131,622	2.4	427,879	405,252	5.6
Industrial	11,556	8,742	32.2	252,928	205,047	23.4
Off System Sales	78,770	85,435	(7.8)	230,438	202,287	13.9
Power generation	12,048	11,595	3.9	909,866	706,598	28.8
Other revenues	37,278	36,280	2.8	—	—	—

	$401,375	$399,086	0.6	1,894,388	1,587,235	19.4

By Sales Type:
System supply	$252,863	$260,470	(2.9)	341,441	311,391	9.7
Transportation	111,234	102,336	8.7	1,552,947	1,275,844	21.7
Other revenues	37,278	36,280	2.8	—	—	—
	$401,375	$399,086	0.6	1,894,388	1,587,235	19.4

Average customers	344,009	339,630	1.3	—	—	—

*	in thousands